GOLDEN AMERICAN LIFE INSURANCE COMPANY
1001 Jefferson Street, Suite 400, Wilmington, DE  19803
                                             Phone: (302) 576-3400
                                             Fax:   (302) 576-3520


                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and officers of Golden American Life Insurance Company ("Golden American"), constitute and appoint Myles R. Tashman, and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign Golden American's registration statements and applications for exemptive relief, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as s/he might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURE                TITLE                    DATE
---------                -----                    ----

/s/ Terry L. Kendall     Director, President and  April 21, 1997
-----------------------                           --------------------
Terry L. Kendall            Chief Executive
                            Officer

/s/ Paul E. Larson       Director, Executive      April 14, 1997
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Paul E. Larson              Vice President, Chief
                            Financial Officer and
                            Assistant Secretary

/s/ Fred S. Hubbell      Director and Chairman    April 14, 1997
-----------------------                           --------------------
Fred S. Hubbell

/s/ Lawrence V. Durland  Director                 April 14, 1997
-----------------------                           --------------------
Lawrence V. Durland

/s/ Thomas L. May        Director                 April 14, 1997
-----------------------                           --------------------
Thomas L. May

John A. Merriman         Director and Assistant   April 14, 1997
-----------------------                           --------------------
John A. Merriman            Secretary

Beth B. Neppl            Director and Vice        April 14, 1997
-----------------------                           --------------------
Beth B. Neppl               President

Paul R. Schlaack         Director                 April 14, 1997
-----------------------                           --------------------
Paul R. Schlaack

Jerome L. Sychowski      Director                 April 14, 1997
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Jerome L. Sychowski